Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY FINALIZES OFFSHORE AGADIR FARM-OUT AGREEMENTS WITH BP

Kosmos signs petroleum agreement for the Tarhazoute Offshore block

DALLAS, Texas, October 15, 2013 — Kosmos Energy (NYSE: KOS) today announced that it has entered into three farm-out agreements with BP plc (LSE: BP) (NYSE: BP), covering three blocks in the Agadir Basin, offshore Morocco. Under the terms of the agreements, BP will acquire a non-operating interest in each of the Essaouira Offshore, Foum Assaka Offshore and Tarhazoute Offshore blocks. BP will fund Kosmos’ share of the cost of one exploration well in each of the three blocks, subject to a maximum cost per well. In the event a second exploration well is drilled in any block, BP shall pay a disproportionate share of the well cost subject to a maximum cost per well. BP shall also pay its proportionate share of past costs. Completion of the transactions is subject to customary closing conditions, including Moroccan Government approvals.

Kosmos also announces that it has recently signed a petroleum agreement with the Office National des Hydrocarbures et des Mines (ONHYM) covering the Tarhazoute Offshore block, previously held under a reconnaissance contract since 2011. The Tarhazoute block is contiguous with the Essaouira and Foum Assaka blocks and will allow integrated exploration over a significant portion of the Agadir Basin, one of the last remaining underexplored salt basins along the Atlantic Margin.

Brian F. Maxted, Chief Executive Officer, Kosmos Energy, commented: “The Agadir Basin farm-out along with the petroleum agreement for Tarhazoute mark significant and important forward steps for Kosmos in Morocco as we prepare to commence drilling in the first half of 2014. We are delighted that BP will be joining this venture as they add significant value to our operations, particularly given their proven success in salt basin exploration and production.”

On closing of the transaction, the interests in the three blocks will be as follows, with ONHYM having a carried interest through the exploration period:

Essaouira:	Kosmos	30.0% (Operator)
	BP	45.0%
	ONHYM	25.0%

Foum Assaka:	Kosmos	29.925% (Operator)
	BP	26.325%
	Pathfinder	18.750%
	ONHYM	25.000%

Tarhazoute:	Kosmos	30.0% (Operator)
	BP	45.0%
	ONHYM	25.0%

The three contiguous blocks cover approximately 25,000 km2 and water depths range up to 3,000 meters.  Pathfinder Hydrocarbon Ventures Limited is a wholly-owned subsidiary of Fastnet Oil & Gas plc (AIM: FAST).

About Kosmos Energy

Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margin. The Company’s asset portfolio includes existing production and other major development projects offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Ireland, Mauritania, Morocco and Suriname.  As an ethical and transparent company, Kosmos is committed to doing things the right way.  The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2012 Corporate Responsibility Report.  Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Jon Cappon

+1.214.445.9669

jcappon@kosmosenergy.com

Media Relations

David Webster

+1.214.263.7301

dwebster@kosmosenergy.com